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                                                                    EXHIBIT 11.2


[LETTERHEAD OF CHECKERS SIMON & ROSNER]



                      Consent of Checkers, Simon & Rosner


We have issued our report dated February 6, 1994, accompanying the financial statements of Oberweis Emerging Growth Fund, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as referenced under Additional Information.

/s/ CHECKERS, SIMON & ROSNER LLP
CHECKERS, SIMON & ROSNER LLP

Chicago, Illinois
December 18, 1995



                    [LETTERHEAD OF CHECKERS SIMON & ROSNER]